                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

         Filed by Registrant  [X]
         Filed by a Party other than the Registrant  [ ]
         Check the appropriate box:
         [X]      Preliminary Proxy Statement
         [ ]      Definitive Proxy Statement

                             COLLEGIATE PACIFIC INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                  BOARD OF DIRECTORS OF COLLEGIATE PACIFIC INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

     [X]      No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)      Title of each class of securities to which transaction applies:

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     (2)      Aggregate number of securities to which transactions applies:

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     (3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

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     (4)      Proposed maximum aggregate value of transaction:

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     (5)      Total Fee Paid:

--------------------------------------------------------------------------------
     [ ]      Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)      Amount Previously Paid:

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     (2)      Form, Schedule or Registration Statement No:

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     (3)      Filing Party:

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     (4)      Date Filed:

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1        Set forth the amount on which the filing fee is calculated and state how it was determined.

                            COLLEGIATE PACIFIC INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 14, 2000

     As a stockholder of Collegiate Pacific Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the offices of Collegiate Pacific Inc., 13950 Senlac, Suite 200, Farmers Branch, Texas 75234, on Friday, January 14, 2000, at 10:00 a.m., local time, for the following purposes:

     1. To elect six directors for one-year terms;

     2. To consider and act upon a proposal to amend the Company's Certificate of Incorporation to reclassify and change each share of the Company's Common Stock issued and outstanding into one-fifth of a share to the Company's Common Stock;

     3. To approve Grant Thornton LLP as the Company's independent public accountants and auditors; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on December 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE ANNUAL MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a stockholder any time prior to its use as specified in the enclosed proxy statement.

                                            By Order of the Board of Directors

                                            MICHAEL J. BLUMENFELD,
                                            President and Chief
                                            Executive Officer

Farmers Branch, Texas
December   , 1999

                            YOUR VOTE IS IMPORTANT.
                     PLEASE EXECUTE AND RETURN PROMPTLY THE
       ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED HEREIN.

                            COLLEGIATE PACIFIC INC.
                                  13950 Senlac
                                   Suite 200
                          Farmers Branch, Texas 75234

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 14, 2000

                             ---------------------

TO OUR STOCKHOLDERS:

     This Proxy Statement is furnished to stockholders of Collegiate Pacific Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the offices of Collegiate Pacific Inc., 13950 Senlac, Suite 200, Farmers Branch, Texas 75234, on Friday, January 14, 2000, at 10:00 a.m., local time, or at any adjournment or adjournments thereof (the "Annual Meeting"). The enclosed proxy is being solicited by the Board of Directors of the Company (the "Board") and is subject to revocation at any time prior to the voting of the proxy. Unless a different choice is indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the back side of the proxy card. The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on December 1, 1999 (the "Record Date"). This Proxy Statement and the enclosed proxy card are being sent or given
to stockholders on or about December   , 1999.

                 VOTING PROCEDURES AND REVOCABILITY OF PROXIES

     The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote with respect to the election of directors, amending the Company's Certificate of Incorporation, and on any other proposal properly brought before the Annual Meeting. The proxy card provides space for a stockholder to (a) vote in favor of or to withhold voting for each nominee for the Board, (b) vote for or against each proposal to be considered at the Annual Meeting, or (c) abstain from voting on any proposal other than the election of directors. The election of the directors will be decided by a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock. The approval of the amendment to the Company's Certificate of Incorporation will be decided by a majority of the outstanding stock entitled to vote thereon. For all other matters, the affirmative vote of a majority of the votes present or represented by proxy and entitled to be cast at the Annual Meeting by holders of the Common Stock is required to take stockholder action.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by all holders of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, in person or by proxy, the Annual Meeting may be adjourned from time to time until a quorum is obtained. In the case of any meeting called for the election of directors, those who attend the second such adjourned meetings, although less than a majority, shall constitute a quorum for the purpose of electing directors. Shares as to which authority to vote has been withheld with respect to any matter brought to a vote before the stockholders will not be counted as a vote in favor of such matter. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to all matters other than the election of directors, an abstention will have the same effect as a vote against any specified proposal. Stockholders are urged to sign the accompanying proxy card and return it promptly.

     When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented will be voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are Michael J. Blumenfeld and William R. Estill. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to the Company.

     If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted (a) for the election of the nominees for director, (b) for adopting the amendment to the Company's Certificate of Incorporation, (c) to approve Grant Thornton LLP as the Company's independent public accountants and auditors, and (d) at the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting. Valid proxies will be voted at the Annual Meeting and at any adjournment of the Annual Meeting in the manner specified.

     Any stockholder giving a proxy has the unconditional right to revoke it at any time before it is voted by any act inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy or personally appearing at the Annual Meeting and casting a contrary vote. However, no revocation will be effective unless notice of such revocation has been received by the Company at or prior to the Annual Meeting.

     Michael J. Blumenfeld, President and Chief Executive Officer, intends to vote in favor of all proposals and owns sufficient shares to pass all proposals without the votes of any other shareholders.

     The total issued and outstanding shares of common stock, $.01 par value per share (the "Common Stock"), as of November 10, 1999 consisted of 17,341,833 shares.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL ONE -- ELECTION OF DIRECTORS

     Six persons, Michael J. Blumenfeld, Arthur J. Coerver, Jeff Davidowitz, Robert W. Philip, William H. Watkins, Jr., and Harvey Rothenberg are nominated to be elected as directors at the Annual Meeting. All of these gentlemen are currently directors. If elected, each of these directors will hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The election of directors will be decided by a plurality of the votes entitled to be cast at the meeting by holders of the Common Stock. The nominees have consented to serve if elected, but, if the nominees become unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. Management has no reason to believe that any nominee will be unable to serve.

     For information regarding each of the nominees for director, see "Management".

                   THE BOARD URGES STOCKHOLDERS TO VOTE "FOR"
               EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE

PROPOSAL TWO -- AMEND THE CERTIFICATE OF INCORPORATION

  General

     The Board has adopted, subject to stockholder approval, a resolution proposing that the Company amend its Certificate of Incorporation, substantially in the form of Exhibit A attached hereto (the "Charter Amendment"), to reduce the outstanding number of shares of Common Stock and effect a reverse stock split (the "Reverse Stock Split") pursuant to which each five shares of Common Stock currently outstanding ("Old Common Stock") will become one share of the Company's new common stock ("New Common Stock").

     The Certificate of Incorporation presently authorizes 50,000,000 shares of Common Stock, of which 17,341,833 shares were issued and outstanding as of the Record Date. In addition, as of the Record Date, 582,000 shares of Common Stock were subject to issuance upon exercise of outstanding warrants and options.

  Purposes of the Reverse Stock Split

     In deciding to approve and recommend the Reverse Stock Split, the Board considered that the Common Stock, which is currently trading at approximately $[1.31] a share, may not be appealing to many brokerage firms which may be reluctant to recommend lower priced securities to their clients and may discourage individual brokers from dealing in lower priced stocks, for various reasons including the perception that such stocks are unduly speculative. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms will not monitor the trading activity of lower priced stocks. In addition, the Board believes that most investment funds are reluctant to invest in lower priced stocks. The Board is hopeful that the Reverse Stock Split will result in a price level for the Common Stock of the Company that will mitigate the present reluctance on the part of brokers and investors to trade in the Company's Common Stock. In addition, the Board is hopeful that the Reverse Stock Split will permit the Common Stock to be eligible for quotation on the Chicago Stock Exchange, or listed or admitted to trading on a national securities exchange, which would result in a broader trading market for the Company's securities. The Company's Common Stock is currently quoted on the Over-the-Counter Bulletin Board.

     There can be no assurance either that (i) the Reverse Stock Split will result in a price level for the Common Stock of the Company that will mitigate the present reluctance on the part of brokers and investors to trade in the Company's Common Stock, especially since there are many other factors that affect both demand for and price of stock or (ii) the Reverse Split will permit the Common Stock to be eligible for quotation on the Chicago Stock Exchange or listed or admitted to trading on a national securities exchange. The Board also considered that the effect of the Reverse Stock Split could be a decrease in the trading price of the Common Stock. Moreover, the Reverse Stock Split may result in a stockholder owning an odd lot of Common Stock. Stockholders may incur higher transactional costs to trade an odd lot of Common Stock than he or she would incur to trade a round lot. Generally, an odd lot is fewer than 100 shares and a round lot is 100 shares.

  Effectiveness of the Reverse Stock Split

     If Proposal No. 2 is approved by the stockholders, the Reverse Stock Split would become effective at such time as the Company files the Charter Amendment with the Secretary of State of Delaware (the "Effective Date"). Even if the Reverse Stock Split is approved by the stockholders, it is within the discretion of the Board of Directors not to carry out the Reverse Stock Split. Upon the filing of the Charter Amendment, all the Old Common Stock will be converted into New Common Stock as set forth in the Charter Amendment.

     No fractional shares will be issued. In lieu of any such fractional shares, each holder of Old Common Stock who would otherwise have been entitled to a fraction of a share of New Common Stock upon surrender of such holder's certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) five, (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Old Common Stock then held of record by such holder) and (iii) the average last sale price of shares of Old Common Stock for the 20 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the Over-the-Counter Bulletin Board.

     From and after the Effective Date, certificates representing shares of Old Common Stock shall be deemed to represent only the right to receive shares of New Common Stock to which an individual stockholder is entitled.

  Certificates and Fractional Shares

     As soon as practicable after the Effective Date, the Company will request all stockholders to return their stock certificates representing issued shares of Old Common Stock outstanding on the Effective Date ("Old Certificates") in exchange for certificates representing the number of whole shares of New Common Stock into which the shares of Old Common Stock have been converted ("New Certificates") as a result of the Reverse Stock Split. Each stockholder will receive a letter of transmittal from the Company's transfer agent, Continental Stock Transfer & Trust Company (the "Transfer Agent"), containing instructions on how to exchange certificates. STOCKHOLDERS SHOULD NOT SUBMIT THEIR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL THEY RECEIVE THESE INSTRUCTIONS. In order to receive New Certificates, stockholders must surrender their Old Certificates pursuant to the Transfer Agent's instructions, together with the properly executed and completed letter of transmittal and such evidence of ownership of such shares as the Company may require.

     Beginning with the Effective Date, each Old Certificate, until surrendered and exchanged as described above, will be deemed for all corporate purposes to evidence ownership of the whole number of shares of New Common Stock into which the shares evidenced by such Old Certificates have been converted.

     No fractional shares of New Common Stock will be issued as a result of the Reverse Stock Split. In lieu of receiving fractional shares, stockholders who hold a number of shares not evenly divisible immediately prior to the Reverse Stock Split will be entitled to receive cash for any fractional share, as described above.

  Certain Effects of the Reverse Stock Split

     The principal effect of the Reserve Stock Split will be to decrease the number of shares of Common Stock outstanding from approximately 17.3 million to approximately 3.5 million. In addition, the Board will take appropriate action to adjust proportionately the number of shares of Common Stock issuable upon exercise of outstanding warrants and options, and to adjust the related exercise and conversion prices, to reflect the Reverse Stock Split. As a result, following the Effective Date, the number of shares of Common Stock issuable upon the exercise of outstanding warrants and options will be reduced from 582,000 to 116,400 shares. The authorized number of shares of Common Stock will remain at 50,000,000 shares.

     The shares of New Common Stock will be fully paid and non-assessable. The Charter Amendment does not change the terms of the Company's Common Stock. The shares of the Company's Common Stock after giving effect to the Reverse Stock Split will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the shares of the Company's Common Stock now authorized. Because no fractional shares of New Common Stock will be issued, any stockholder who owns less than 5 shares of Old Common Stock will cease to be a stockholder of the Company as of the Effective Date; nevertheless, the Company does not anticipate that the Reverse Stock Split will result in any material reduction in the number of holders of Common Stock. Each stockholder's percentage ownership of the New Common Stock will not be altered except for the effect of the elimination of fractional shares. The Company estimates that it will cost less than [$10,000] to pay for fractional shares. Because the authorized Common Stock of the Company will not be reduced, the overall effect will be an increase in authorized but unissued shares of Common Stock as a result of the Reverse Stock Split. Such shares may be issued by the Board in its discretion. Any such future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

     Moreover, while the Board believes it advisable to authorize and approve the Reverse Stock Split for the reasons set forth above, the Board is aware that the increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect in that it would enhance the ability of the Company to issue additional shares which could be used to thwart persons, or otherwise dilute the stock ownership of shareholders seeking to control the Company. In addition, the mere availability of such additional shares may work to discourage an attempt to acquire control of the Company other than through negotiations with the Board. The Reverse Stock Split is not being recommended by the Board as part of an anti-takeover strategy and the Board has no knowledge of any party seeking to alter its current stockholding position in the Company.

     The Reverse Stock Split will not change the par value of shares of Common Stock. However, under applicable Delaware law, the total capital of the Company will not be reduced as a result of the Reverse Stock Split, even though the aggregate par value of all issued and outstanding shares will be reduced to one-fifth of the aggregate par value prior to the Reverse Stock Split.

  Certain Federal Income Tax Consequences

     The following description of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (for example, nonresident aliens, broker-dealers or insurance companies) or any aspects of state, local or foreign tax laws. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Reverse Stock Split.

     The Company has been advised that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split should not result in the recognition by stockholders of any gain or loss for federal income tax purposes (except to the extent of the cash received in lieu of fractional shares). The holding period for each share of New Common Stock received by a stockholder will include the stockholder's holding period for its shares of Old Common Stock with respect to which such share of New Common Stock is issued, provided that the shares of Old Common Stock were held as a capital asset. The adjusted tax basis of each share of New Common Stock received by a stockholder (including the fractional share for which cash is received) will be the same as the adjusted tax basis of the shares of Old Common Stock with respect to which such share of New Common Stock is issued. A stockholder who receives cash in lieu of a fractional share of New Common Stock generally will recognize taxable gain or loss equal to the difference, if any, between the amount of cash received and the portion of such stockholder's aggregate adjusted tax basis in the shares of Old Common Stock allocated to such fractional share. If the shares of Old Common Stock allocated to such fractional shares were held by such stockholder as capital assets, the gain or loss resulting from the payment of cash in lieu of the issuance of a fractional share will be taxed as capital gain or loss.

  Miscellaneous

     The Board may abandon the proposed Reverse Stock Split at any time before or after the Meeting and prior to the filing of the Charter Amendment if for any reason the Board deems it advisable to do so. In addition, the Board may make any and all changes to the Charter Amendment that it deems necessary to file the Charter Amendment with the Delaware Secretary of State and give effect to the Reverse Stock Split.

               THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION

PROPOSAL THREE -- APPROVE GRANT THORNTON LLP AS AUDITORS

     Grant Thornton LLP ("Grant Thornton") has been selected by the Board to serve as the Company's principal accounting firm for Fiscal Year 2000. Representatives of Grant Thornton are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

     Sutton Frost LLP ("Sutton Frost") was the principal accounting firm for the Company during Fiscal Year 1998. The Board originally selected King Griffen & Adamson, P.C. to be the Company's principal accounting firm during Fiscal Year 1999, and later replaced it with Grant Thornton. The Company's Board approved the decision to change accountants. The opinion of Sutton Frost on its report dated August 25, 1998 did not contain any adverse opinions or disclaimers of opinions or modifications as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and Sutton Frost on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Sutton, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

           THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF APPOINTMENT
                         OF GRANT THORNTON AS AUDITORS

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of shares of Common Stock as of November 10, 1999 for:

     - All persons who are beneficial owners of 5% or more of the Company's Common Stock;

     -  Each director and nominee for director;

     - The Company's Chief Executive Officer and the other Named Executive Officer in the Summary Compensation Table above; and

     -  All executive officers and directors as a group.

                                                               NUMBER OF SHARES    PERCENT OF
EXECUTIVE OFFICERS AND DIRECTORS (1)                          BENEFICIALLY OWNED   CLASS (2)
------------------------------------                          ------------------   ----------
Michael J. Blumenfeld(4)....................................       9,742,611          56.1%
Arthur J. Coerver(5)........................................         141,200             *
Harvey Rothenberg(6)........................................          29,436             *
William R. Estill...........................................              --             *
Chadd Edlein(9).............................................          77,500             *
Jeff Davidowitz(3)..........................................         615,000           3.5%
Robert W. Philip(7).........................................          47,500             *
William A. Watkins, Jr.(8)..................................          72,500             *
Executive Officers and Directors as a Group (7 persons).....      10,725,747          61.8%

---------------------

 *  Less than 1%

(1) The address for each person listed is 13950 Senlac, Suite 200, Farmers Branch, Texas 75234.

(2) Percentages are based on the total number of shares of Common Stock outstanding as of September 28, 1999, plus the total number of outstanding options held by each person that are exercisable within 60 days of such date. Shares of Common Stock issuable upon exercise of outstanding options, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise noted in the following footnotes, other than shared property rights created under joint tenancy or marital property laws as between the Company's directors and executive officers and their respective spouses, each stockholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such stockholder's name.

(3) Consist of 610,000 shares of Common Stock and 5,000 shares issuable upon exercise of an option expiring February 24, 2009.

(4) Consist of 9,692,611 shares of Common Stock and 50,000 shares issuable upon exercise of an option expiring February 24, 2009.

(5) Consist of 116,200 shares of Common Stock and 25,000 shares issuable upon exercise of an option expiring February 24, 2009.

(6) Consist of 1,000 shares of Common Stock, 8,436 shares of Common Stock held in trust for the benefit of Mr. Rothenberg's child, and 15,000 shares issuable upon exercise of an option expiring February 24, 2009, and 5,000 in shares issuable upon exercise of an option expiring February 24, 2009 held by the spouse of Mr. Rothenberg.

(7) Consist of 42,500 shares of Common Stock and 5,000 shares issuable upon exercise of an option expiring February 24, 2009.

(8) Consist of 67,500 shares of Common Stock and 5,000 shares issuable upon exercise of an option expiring February 24, 2009.

(9) Consist of 70,000 shares of Common Stock and 7,500 shares issuable upon exercise of an option expiring February 24, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended June 30, 1998 were made on a timely basis.

                                   MANAGEMENT

     The following table sets forth the names, ages and positions of the executive officers and directors of the Company as of September 28, 1999. Their respective backgrounds are described following the table:

                                                     POSITIONS AND OFFICES HELD
                 NAME                    AGE              WITH THE COMPANY
                 ----                    ---         --------------------------
Michael J. Blumenfeld..................  53    Chairman of the Board, President, and
                                                 Chief Executive Officer
Arthur J. Coerver......................  56    Chief Operating Officer and Director
Harvey Rothenberg......................  57    Vice President Marketing and Director
William R. Estill......................  50    Chief Financial Officer, Secretary and
                                                 Treasurer
Chad H. Edlein.........................  28    Vice President Corporate Development
Jeff Davidowitz........................  43    Director
Robert W. Philip.......................  63    Director
William A. Watkins, Jr.................  56    Director

     Michael J. Blumenfeld has served as Chairman of the Board, President, and Chief Executive Officer of the Company since February 1998. From July 1997 until February 1998, Mr. Blumenfeld served as President and Chief Executive Officer of Collegiate Pacific, Inc., a Texas corporation that sold all of its assets to the Company in February 1998. From 1992 until November 1996, Mr. Blumenfeld served as Chairman of the Board and Chief Executive Officer of Sport Supply Group, Inc., a New York Stock Exchange company engaged in the direct mail marketing of sports related equipment.

     Arthur J. Coerver joined the Company in February 1998 as Chief Operating Officer and a director. From 1991 through 1997, Mr. Coerver was Vice President, Sales and Marketing, of Sport Supply Group, Inc., a New York Stock Exchange company engaged in the direct mail marketing of sports related equipment.

     Harvey Rothenberg joined the Company in February 1998 as Vice President of Marketing and Secretary, and has served on the Board of Directors since December 1998. In August 1999, Mr. Rothenberg resigned as Secretary. From 1977 to 1998 Mr. Rothenberg served as Vice President of Sales for Sport Supply Group, Inc., a New York Stock Exchange company engaged in the direct mail marketing of sports related equipment.

     William R. Estill joined the Company in July 1999 as Chief Financial Officer and Treasurer, and has been Secretary since August 1999. From December 1997 until February 1999, Mr. Estill served as Vice President of Finance for FWT, Inc., a manufacturer of telecommunication structures. From May 1996 to November 1997, Mr. Estill served as Chief Financial Officer of Bearcom, Inc. From April 1985 to May 1996, Mr. Estill served as Vice President, Chief Financial Officer, Secretary and Treasurer for Sport Supply Group, Inc., a New York Stock Exchange company engaged in the direct mail marketing of sports related equipment. Mr. Estill was also a member of the Board of Directors during his tenure with Sport Supply Group, Inc. Mr. Estill holds a Bachelor of Business Administration degree in Accounting from the University of Texas at Arlington and passed the CPA exam in 1983.

     Chad H. Edlein joined the Company in July 1997. From 1994 to 1997 Mr. Edlein served as Marketing Manager for Sport Supply Group, Inc., a New York Stock Exchange company engaged in the direct mail marketing of sports related equipment.

     Jeff Davidowitz has served as a director of the Company since June 1994. Mr. Davidowitz also serves as President of Penn Footwear, a private investment company, since January 1, 1991. Prior to that, Mr. Davidowitz was Vice President of Penn Footwear.

     Robert W. Philip has served as a director of the Company since February 1998. Mr. Philip served as Executive in Residence and Lecturer in the Department of Accounting of the College of Business Administration at the University of North Texas in Denton, Texas from September 1989 until May 1994. Prior to that time, Mr. Philip served as an audit partner with Arthur Andersen, S.C. for approximately 18 years. Mr. Philip is currently retired from the University of North Texas and Arthur Andersen, S.C.

     William A. Watkins, Jr. has served as a director since February 1998. Mr. Watkins has been a partner of Watkins, Watkins and Keenan, a certified public accounting firm, since December 1971.

MEETING ATTENDANCE AND COMMITTEES OF THE BOARD

     The business of the Company is managed under the direction of the Board. The Board meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board held [1] formal meeting and acted by unanimous written consent 3 times during the fiscal year ended June 30, 1999. All of the directors attended at least 100% of the Board meetings.

     The Board of Directors has established an Audit Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

     Audit Committee. During the fiscal year, the Audit Committee was comprised of Messrs. Philip and Watkins. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audits, fees to be paid to the independent accountants and the accounting practices of the Company. The Audit Committee held [NO] formal meetings during the last fiscal year.

     Stock Option Committee. The Stock Option Committee administers the 1998 Collegiate Pacific Inc. Stock Option Plan, and is comprised of Messrs. Davidowitz and Watkins. The Stock Option Committee held [NO] formal meetings during the last fiscal year.

     The Board of Directors does not have a standing nominating committee, compensation committee, or any other committee performing similar functions. The functions customarily attributable to a nominating committee or a compensation committee are performed by the Board of Directors as a whole.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following Summary Compensation Table shows compensation for the 1999 and 1998 fiscal years of the Chief Executive Officer, and each executive officer of the Company who earned over $100,000 (a "Named Executive Officer").

                                                                                          LONG TERM
                                                        ANNUAL COMPENSATION             COMPENSATION
                                                   -----------------------------   -----------------------
                                                                          OTHER      AWARDS     SECURITIES     ALL
                                                                         ANNUAL    RESTRICTED     UNDER-      OTHER
                                                                         COMPEN-     STOCK        LYING      COMPEN-
                 NAME AND                            SALARY      BONUS   SATION     AWARD(S)     OPTIONS     SATION
            PRINCIPAL POSITION              YEAR       ($)        ($)      ($)        ($)          (#)         ($)
            ------------------              ----   -----------   -----   -------   ----------   ----------   -------
Michael J. Blumenfeld.....................  1999   $ 78,000.00    --       --      $93,750.00     50,000
  Chairman, President & Chief               1998   $ 77,000.00    --       --              --         --       --
  Executive Officer(1)
Arthur J. Coerver.........................  1999   $108,000.00    --       --      $46,875.00     25,000
  Chief Operating Officer                   1998   $112,500.00    --       --              --         --       --
  & Director(2)

---------------

(1) Mr. Blumenfeld became Chairman, President, and Chief Executive Officer on February 17, 1998.

(2) Mr. Coerver became Chief Operating Officer on February 17, 1998.

DIRECTOR COMPENSATION

     Directors receive $7,500.00 per year for their service on the Board of Directors or any committee of the Board of Directors. Directors are reimbursed for their reasonable out-of-pocket expenses associated with attending Board of Directors and committee meetings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 17, 1998, the Company sold 9,800,000 shares of Common Stock to Michael J. Blumenfeld and 200,000 shares to Adam Blumenfeld for $0.20 per share, or an aggregate purchase price of $2,000,000, in cash, pursuant to the Stock Purchase Agreement dated August 18, 1997 by and between the Company and Michael and Adam Blumenfeld. Adam Blumenfeld is the son of Mr. Blumenfeld. Mr. Blumenfeld was not an officer or director of the Company at the time of the execution of the Stock Purchase Agreement. The consideration paid by Mr. Blumenfeld for the Common Stock was based on the average of the high and low bid price of the Common Stock as reported by the NASD on August 18, 1997, the date of the Stock Purchase Agreement.

     Also on February 17, 1998, in connection with the Stock Purchase Agreement, the Company sold:

     - 100,000 shares of Common Stock to Arthur J. Coerver;

     - 67,500 shares of Common Stock to Robert W. Philip; and

     - 67,500 shares of Common Stock to William A. Watkins, Jr.

     These shares were sold at $.20 per share, and Messrs. Coerver, Philip and Watkins became directors of the Company upon consummation of the Stock Purchase Agreement

     Since April 14, 1997, Michael J. Blumenfeld has made loans, net of repayments, to the Company in an aggregate amount approximating $755,000. These loans are payable on demand and bear interest at the rate of 12% per annum. The aggregate amount outstanding for such loans (including accrued interest) at June 30, 1999 and June 30, 1998 was $980,720 and $899,836, respectively.

                             STOCKHOLDER PROPOSALS

     A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at the Company's principal executive office between
                    , 2000 and                     , 2000 will be included in
the Company's proxy statement and form of proxy for that meeting.

                        PERSONS MAKING THE SOLICITATION

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Grant Thornton LLP, independent certified public accountants, has been selected by the Board of Directors as the Company's independent auditor for the current fiscal year. A representative of Grant

Thornton LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                              FINANCIAL STATEMENTS

     A copy of the Company's Annual Report on Form 10-KSB for the year ended June 30, 1999 accompanies this Proxy Statement. The consolidated balance sheet of the Company as of June 30, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended June 30, 1999
contained on pages   through   of the Company's Annual Report on Form 10-KSB,
the Management's Discussion and Analysis or Plan of Operation contained on pages
  though   of such Annual Report, and the Changes in and Disagreements With
Accountants on Accounting and Financial Disclosure on page   of such Annual
Report are incorporated by reference in this Proxy Statement. The remainder of the Annual Report does not constitute a part of the proxy solicitation material.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF WILLIAM R. ESTILL, COLLEGIATE PACIFIC INC., 13950 SENLAC, SUITE 200, FARMERS BRANCH, TEXAS 75234..

                                            By Order of the Board of Directors,

                                            MICHAEL J. BLUMENFELD,
                                            President and Chief
                                            Executive Officer

December   , 1999

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            COLLEGIATE PACIFIC INC.

     The undersigned, the President Collegiate Pacific Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

          1. The Board of Directors of Collegiate Pacific Inc. duly adopted a resolution, in accordance with Section 242 of the General Corporation Law of the State of Delaware, to amend the Certificate of Incorporation of Collegiate Pacific Inc. to effect a one-for-five reverse stock split on the Common Stock and declaring the advisability thereof.

          2. At the Annual Meeting of Stockholders held on January 14, 2000, duly called and held in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, a majority of the shares of the outstanding stock entitled to vote thereon, were voted in favor of such amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

          3. Paragraph A of Article IV of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

             "A. The total number of shares of all classes of stock which the Company shall have the authority to issue is 51,000,000 shares, consisting of (a) 1,000,000 shares of Preferred Stock, $0.01 par value per share, and (b) 50,000,000 shares of Common Stock $0.01 par value per share. Upon amendment of this Article as herein set forth (the "Effective Date"), each five (5) shares of Common Stock issued and outstanding on the Effective Date (the "Old Common Stock") shall be converted into one (1) share of Common Stock (the "New Common Stock"), subject to the treatment of fractional share interests as described below. A holder of each such 5 shares of Old Common Stock shall be entitled to receive upon surrender of the certificates representing such Old Common Stock (the "Old Certificates," whether one or more) to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any such fractional shares, each holder of Common Stock who would otherwise have been entitled to a fraction of a share of Common Stock upon surrender of such holder's Certificates will be entitled to receive a cash payment (without interest) determined by multiplying (i) five, (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Old Common Stock then held of record by such holder) and (iii) the average last sale price of shares of Old Common Stock for the 20 trading days immediately prior to the Effective Date or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the OTC Bulletin Board. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his or her certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

     IN WITNESS WHEREOF, said Collegiate Pacific Inc. has caused this Certificate of Amendment to be signed by Michael J. Blumenfeld its President, and William R. Estill, its Secretary, this day of January, 2000.

                                            COLLEGIATE PACIFIC INC.

                                            By:
                                             -----------------------------------
                                            Michael J. Blumenfeld
                                            President

ATTEST:

------------------------------------------------------
William R. Estill
Secretary

                            COLLEGIATE PACIFIC INC.

       BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT
                      10:00 A.M., FRIDAY, JANUARY 14, 2000

    The undersigned stockholder of Collegiate Pacific Inc. (the "Company") hereby appoints Michael J. Blumenfeld and William R. Estill, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

(1) ELECTION OF DIRECTORS:

      [ ]  FOR the nominee listed below                [ ]  WITHHOLD AUTHORITY
           (except as provided to the contrary below)       to vote for the nominee listed below

Michael J. Blumenfeld           Jeff Davidowitz                 Harvey Rothenberg
Arthur J. Coerver               Robert W. Philip                William H. Watkins, Jr.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW):

--------------------------------------------------------------------------------

    (2) Approval of the amendment of the Company's Certificate of Incorporation:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    (3) Approval of Grant Thornton as the Company's principal auditing firm:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

    (4) On any other business that may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.
                       (Please sign on the reverse side)

                         (Continued from reverse side)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2) AND (3), THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (4). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy
Statement, dated December   , 1999, is hereby acknowledged.

                                         Dated:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------
                                              (Signature of Stockholder(s))

                                         (Joint owners must EACH sign. Please
                                         sign EXACTLY as your name(s) appear(s)
                                         on this card. When signing as attorney,
                                         trustee, executor, administrator,
                                         guardian or corporate officer, please
                                         give your FULL title.)

                                            PLEASE SIGN, DATE AND MAIL TODAY.